Exhibit 23.1




                         Consent of Independent Auditors



The Board of Directors
Dynex Securities Corporation


     We consent to the incorporation by reference in the registration statement (No. 33-84846) of Dynex Securities Corporation on Form S-3 of our report dated March 26, 1999, appearing in this Annual Report on Form 10-K of Dynex Securities Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP




Richmond, Virginia
March 31, 1999